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                                                                   EXHIBIT 10.14

                           CLAREMONT TECHNOLOGY GROUP, INC.


                            EMPLOYEE STOCK OWNERSHIP PLAN

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                           CLAREMONT TECHNOLOGY GROUP, INC.


                            EMPLOYEE STOCK OWNERSHIP PLAN

                                        INDEX

Section                                                                 Page
- -------                                                               --------
    1.   Nature of Plan. . . . . . . . . . . . . . . . . . . . . . .     1
    2.   Definitions . . . . . . . . . . . . . . . . . . . . . . . .     2
    3.   Eligibility . . . . . . . . . . . . . . . . . . . . . . . .    17
    4.   Your Participation. . . . . . . . . . . . . . . . . . . . .    17
    5.   Employer Contributions. . . . . . . . . . . . . . . . . . .    22
    6.   Investment of Trust Assets. . . . . . . . . . . . . . . . .    25
    7.   Allocations to Your Accounts. . . . . . . . . . . . . . . .    37
    8.   Expenses of the Plan and Trust. . . . . . . . . . . . . . .    48
    9.   Voting Company Stock. . . . . . . . . . . . . . . . . . . .    48
    10.  Disclosure to Participants. . . . . . . . . . . . . . . . .    50
    11.  Your Plan Benefit . . . . . . . . . . . . . . . . . . . . .    51
    12.  Your Plan Benefit at Retirement or at Death . . . . . . . .    51
    13.  Other Termination of Service. . . . . . . . . . . . . . . .    52
    14.  When Your Plan Benefit will Be Distributed. . . . . . . . .    58
    15.  How Your Plan Benefit Will Be Distributed . . . . . . . . .    64
    16.  Rights and Options on Distributed Shares of Company
         Stock . . . . . . . . . . . . . . . . . . . . . . . . . . .    69
    17.  Intermediate and Partial Distribution . . . . . . . . . . .    73
    18.  Administration. . . . . . . . . . . . . . . . . . . . . . .    75
    19.  Guarantees. . . . . . . . . . . . . . . . . . . . . . . . .    77
    20.  Future of the Plan. . . . . . . . . . . . . . . . . . . . .    77
    21.  Other Provisions. . . . . . . . . . . . . . . . . . . . . .    79

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    22.  Execution . . . . . . . . . . . . . . . . . . . . . . . . .    80

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                           CLAREMONT TECHNOLOGY GROUP, INC.

                            EMPLOYEE STOCK OWNERSHIP PLAN

Section 1.    NATURE OF PLAN.

         (a) The purpose of this Plan is to assist you over the course of your years of employment with your Employer to accumulate capital ownership and through that ownership to provide you economic security and an independent income. The Plan is intended to do this without any deductions from your paychecks and without calling upon you to invest your personal savings. A primary purpose of the Plan is to enable you to acquire a proprietary interest in the Company, and, consequently, the Plan is designed to be invested primarily in Qualifying Employer Securities.

         (b) This Plan, effective as of July 1, 1994, is a stock bonus plan under Section 401(a) of the Code and an employee stock ownership plan as defined in Section 4975(e)(7) of the Code. it consists of the Plan and the Trust Agreement.

         (c) All assets acquired under this Plan as the result of Employer Contributions thereto and all income and other additions thereto will be administered, distributed, forfeited or otherwise governed by the provisions of this Plan, which is administered by the Committee for the exclusive benefit of Participants in the Plan and their Beneficiaries. All such assets will be held in the Trust by the Trustee in accordance with the provisions of the Trust Agreement.


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         (d)  There is no initial eligibility computation period specified in the Plan since an Employee automatically becomes a Participant after completing certain periods of employment as specified in Section 3. The Participant will then participate in the Plan as described in Section 4.

         (e) It is intended that the vesting computation period will be the Plan Year. The first Year of Service for vesting purposes will be the first Plan Year, on or after the effective date, during which a Participant completes 1,000 or more Hours of Service.

         (f) It is intended that the Plan Year will be the computation period for determining whether a Participant has incurred a Break in Service. For any Employee who has incurred a Break in Service, he will become an active Participant as of his Reemployment Date and will participate in the Plan as described in Section 4.

Section 2.    DEFINITIONS.

         In this Plan, unless the context clearly implies otherwise, the singular includes the plural, the masculine includes the feminine, the terms "you" and "yours" refer to Participants, and the capitalized words have the following meaning:

Account. . . . . . . .  One of several records maintained to record your interest in the Plan.

Affiliated Company . .  Any corporation which is a member of a controlled group of corporations with an Employer, as defined in Section 414(b) of the Code, all trades and businesses (whether or not incorporated) which are


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                        under common control, as defined in Section 414(c) of
                        the Code, any member of an affiliated service group, as defined in Section 414(m) of the Code, and any other entity which is required to be aggregated with an Employer under Section 414(o) of the Code.

Aggregation Group. . .  This Plan and every other qualified employee plan of any Employer or Affiliated Company, including any terminated plan that was maintained by any Employer or Affiliated Company during the five Plan Years prior to the particular Plan Year, (1) in which a Key Employee is a participant and (2) which is required in order for any qualified employee plan in which a Key Employee is a participant to meet the coverage or antidiscrimination requirements of Sections 401(a)(4) or 410 of the Code. The Company may treat any qualified employee plan not required to be included in the Aggregation Group as part of the Aggregation Group if such Group would continue to meet the requirements of said Sections 401(a)(4) and 410.

Anniversary Date . . .  June 30 of each year.

Annual Addition. . . .  The sum for each Participant for each Plan Year of (a)
                        Employer Contributions, (b) Forfeitures, (C)
                        Participant's employee contributions, (d) amounts allocated to an individual medical account (as defined in Section 415(l) of the Code) which is part of a pension or annuity plan maintained by the Employer, and
                        (e) amounts derived from contributions which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee under a welfare benefit plan (as described in Sections 419A(d) and 419(e) of the Code, respectively). It includes such amounts under this Plan and any other defined contribution plan of the Employer and any Affiliated Company. For purposes of applying Section 414(b) and (c) of the code to determine whether an entity is an Affiliated Company, for purposes of this definition only, the


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                        percentage of control referred to in Section 1563(a)(1)
                        of the Code shall be more than 50% (rather than 80%) or more) as provided in Section 415(h) of the Code. For the foregoing purposes, employee contributions shall not include any rollover contributions (as defined in Section 402(c), 403(a)(4), 403(b)(8), 405(b)(3) and 408(d)(3) of the Code), or any
                        employee contributions to a simplified employee pension plan allowable as a deduction under Section 219(a) of the Code.

Beneficiary. . . . . .  The person or persons or trust or estate named by you to receive any benefits under the Plan in the event of your death.

Break in Service . . .  Any Plan Year in which you do not complete more than
                        500 Hours of Service for reasons other than those specified in Section 4(e).

Code . . . . . . . . .  Internal Revenue Code of 1986, as amended.

Committee. . . . . . .  The Committee appointed by the Board of Directors of the Company to administer the Plan and give instructions to the Trustee. It is a named fiduciary and is designated as agent for service of legal process under the Plan.

Company. . . . . . . .  Claremont Technology Group, Inc., an Oregon
                        corporation, and its successors and assigns. It is the "administrator" as defined in Section 414(g) of the Code and Section 3(16) of ERISA.

Company Stock. . . . .  Shares of any class of stock, common or preferred, voting or nonvoting, which are authorized by the Company. However, in the case of a financed purchase of Company Stock as described in Section 6(b) which comes within the definition of a loan as described in
                        Section 4975(d)(3) of the Code and the regulations thereunder, it shall mean Qualifying Employer Securities.


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Company Stock
Account. . . . . . . .  Your Account which is credited with the shares of
                        Company Stock purchased by the Trust or contributed to the Trust.

Covered
Compensation . . . . .  Wages, salaries, and fees for professional services and other amounts received while a Participant (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with an Employer to the extent that the amounts are included in gross income including, but not be limited to, commissions paid salesmen, compensation for services based on a percentage of profits, commissions on insurance premiums, tips, bonuses, overtime payments, fringe benefits, and reimbursements or other expense allowance under a non-accountable plan (as described in Treas. Reg. 1.62-2(c)). This shall include any salary reduction elected pursuant to any employee benefit plan as defined in Section 401(k) of the Code and any cafeteria plan as defined in Section 125 of the Code. Covered Compensation shall exclude the following: (i) all earnings prior to you becoming a Participant, all deferred compensation, (ii) contributions to this or any other deferred compensation plan except as specifically included herein, amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the employer either becomes freely transferable or is no longer subject to a substantial risk of forfeiture, (iv) amounts realized from the sale, exchange or other disposition of the stock, acquired under a qualified stock option, and (v) any other amounts which receive special tax benefits. Covered Compensation is the amount actually paid or made available during the limitation year or is attributable to services performed by the Employee in the Plan Year and received within two-and-one-half months after the close of the Plan Year.


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                        Covered Compensation shall not exceed the sum of
                        $150,000; provided, that said amount shall be adjusted for increases in the cost of living in accordance with
                        Section 401(a)(17) of the Code. In determining the Covered Compensation of a Participant for purposes of this limitation, the rules of Section 414(q)(6) of the Code shall apply, except that in applying such rules, the term "Family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of the rules of Section 414(q)(6) of the Code, the adjusted $150,000 limitation is exceeded with respect to a Family, then, the limitation shall be prorated among the affected individuals in proportion to each individual's Covered Compensation as determined under this Section 2 prior to the application of this limitation.

Determination Date . .  With respect to any Plan Year, the Anniversary Date of the preceding Plan Year. However, for the first Plan Year of the Plan, it is the Anniversary Date of such Plan Year.

Domestic Relations
Order. . . . . . . . .  A court decree or order issued pursuant to a state domestic relations or community property law which relates to child support, alimony or marital property rights of a Participant's spouse, former spouse, child or other dependent.

Employee . . . . . . .  Any employee of an Employer or any Affiliated Company.
                        To the extent provided in the definition of the term Leased Employee, it includes Leased Employees.

Employer . . . . . . .  Claremont Technology Group, Inc., an Oregon
                        corporation, its successors and assigns and any Subsidiary Corporation which has been designated by the Board of Directors of the Company as an Employer participating in the Plan and which has


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                        accepted such designation and agreed to be bound by the
                        terms of the Plan.

Employer Contribution . The shares of Company Stock, cash, other property or any combination thereof which is contributed to the Plan by an Employer.

Employment Date. . . .  The first day on which you complete an Hour of Service with an Employer.

Employment Year. . . .  The twelve (12) consecutive month period beginning on the first day in which you complete an Hour of Service with an Employer. An additional Employment Year will begin on the same day of each year thereafter.

Entry Date . . . . . .  July 1 and January 1 of each Plan Year.

ERISA. . . . . . . . .  Employee Retirement Income Security Act of 1974, as
                        amended.

Family Member. . . . .  Any individual who is the spouse, lineal ascendant or descendant, or the spouse of such lineal ascendant or descendant of an Employee who either (i) owns more than 5% of the outstanding stock of the Company or any Affiliated Company, or (ii) is one of the ten most highly compensated of the Highly Compensated Employees. This definition shall be applied in accordance with the provisions of Section 414(q)(6) of the Code and the Income Tax Regulations issued thereunder.

Forfeitures. . . . . .  The portion of your Accounts which is forfeited and does not become part of your Plan Benefit when your Service ends. See Section 13.

Highly Compensated
Employee . . . . . . .  Any Employee who performs Service during the determination year and is described in one or more of the following groups; (1) owns more than 5% of the outstanding stock of the Company or any Affiliated Company at any time during the determination year or look-back year, (2) received annual compensation from the Company and all Affiliated Companies in


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                        excess of $75,000 during the look-back year, (3)
                        received annual compensation from the Company and all Affiliated Companies in excess of $50,000 and was in the group of employees of the Company and all Affiliated Companies consisting of the highest paid 20% of the employees, other than Employees described in
                        Section 414(q)(8) of the Code during the look-back year, (4) was during the look-back year an officer of the Company or any Affiliated Company and received annual compensation from the Company and all Affiliated Companies in excess of 50% of the amount in effect under Section 415(b)(1)(A) of the Code for the calendar year in which the look-back year begins, other than employees described in Section 414(q)(8) of the Code, or (5) is both described in paragraph (2), (3) or (4) above when these paragraphs are modified to substitute the determination year for the look-back year and who is one of the 100 Employees who receives the most compensation from the Employer during the determination year. For these purposes, annual compensation shall have the same meaning as specified in Section 7(g)(5). In addition, the compensation of any Family Member of any Employee shall be included in the respective amounts for each such Employee. The "determination year" shall be the Plan Year for which the determination of who is highly compensated is being made. The "look-back year" shall be the twelve (12) month period immediately preceding the determination year or, if the Company so elects, the calendar year ending with or within the determination year. For purposes of (4) above, the maximum number of officers considered shall be limited to the lesser of (i) 50, or
                        (ii) the greater of 3 Employees or 10% of all Employees. For purposes of (4) above, if no officer has annual compensation in excess of such amount, the highest paid officer shall be treated as highly compensated. The $50,000 and $75,000 amounts specified in (2) and (3) above shall be adjusted annually for increases in the cost of living in accordance with


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                        regulations issued under Section 415(d) of the Code.
                        The above provisions shall be applied in accordance with Section 414(q) of the Code and the regulations thereunder.

Hour of Service. . . .  Each hour during a Plan Year for which you are directly or indirectly paid or entitled to payment for performing duties for an Employer or an Affiliated Company. It includes each hour for which you are paid or entitled to payment by an Employer or an Affiliated Company for time during which no duties were performed due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or Leave of Absence. Employees for whom a record of actual hours worked is not maintained but who complete at least one (1) actual Hour of Service during the applicable pay period and Employees for whom Service continues under the rules described in Section 4(e) shall be entitled to credit for Hours of Service for each pay period as follows: 190 Hours if the pay period is monthly; 95 Hours if the pay period is semi-monthly; 45 Hours if the pay period is weekly; and 10 Hours if the pay period is daily. He is also entitled to credit for an Hour of Service for each hour for which back pay, irrespective of mitigation of damages, has been awarded or agreed to by an Employer, and such credit shall be for the Plan Year in which the work was performed. The determination of Hours of Service will be made in accordance with U.S. Department of Labor Regulations Sections 2530.200b-2(b) and (c), which are hereby incorporated by reference.

Inactive Participant .  Any Participant who has ceased to be eligible to receive an allocation of Employer Contributions and Forfeitures and whose Plan Benefit has not been completely distributed to him or his Beneficiary.

Key Employee . . . . .  Any Employee, former Employee or beneficiary thereof who is, at any time during the Plan Year, or was, during any


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                        one of the four preceding Plan Years, any one or more
                        of the following: (1) an officer of any Employer or any Affiliated Company having an annual compensation therefrom greater than 50% of the amount in effect under Section 415(b)(1)(A) of the Code for such Plan. Year; provided that in no event will they include more than 50 Employees or, if lesser, the greater of 3 Employees or 10% of all Employees. (2) One of the ten Employees of an Employer or any affiliated Company having annual compensation therefrom greater than the dollar amount in effect under Section 7(g)(1), who owns both more than a one-half percent ownership interest and the largest percent ownership interests in the Employer and Affiliated Companies; provided that if 2 Employees have the same percentage ownership interest, the one with the greater annual compensation shall be treated as having a larger interest. (3) Any person who owns more than 5% of the Employer and Affiliated Companies. (4) Any person who receives annual compensation from an Employer and Affiliated Companies in excess of $150,000 and who owns 1% or more of the Employer and Affiliated Companies. For purposes of (1) and (2) above, annual compensation shall have the same meaning as specified in Section 7(g)(5) . For purposes of (2), (3) and (4) above, any person shall be treated as owning or possessing any interest, stock or voting power in the Employer and Affiliated Company in accordance with the meaning of sections 318 and 416(i)(1)(B) and (C) of the Code.

Leased Employee. . . .  Any person (other than an employee of an Employer or
                        Affiliated Company, which are referred to as the Recipient Employer) who, pursuant to an agreement between the Recipient Employer and any employee leasing organization, has performed services for the Recipient Employer (or for the Recipient Employer and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a


                                          10

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                        period of at least one (1) year and such services are
                        of a type historically performed by employees in the business field of the Recipient Employer. A Leased Employee, as defined above, shall not be treated as an Employee of the Recipient Employer if: (i) Leased Employees do not constitute more than twenty percent (20%) of the Recipient Employer's Non-Highly Compensated Employees, and (ii) the leasing organization provides a non-integrated money purchase pension plan with a fixed contribution rate of at least ten percent (10%) of compensation as defined in Section 414(n)(5) of the Code, immediate participation and full and immediate vesting. A Leased Employee, as defined above, who otherwise would be treated as an Employee of the Recipient Employer, shall not be treated as an Employee hereunder unless the exclusion of such person would cause the Plan to fail the minimum coverage requirements of Sections 410(b) or 401(a)(26) of the Code. If it is necessary to treat Leased Employees as Employees in order to prevent Plan disqualification, then such Leased Employees shall be included as Employees of the Employer to the extent necessary to prevent such disqualification using non-discriminatory criteria established by the Committee. If Leased Employees are treated as Employees under this provision, then contributions or benefits provided for such Leased Employees by the leasing organization which are attributable to services performed for the Recipient Employer shall be treated as provided by the Recipient Employer and shall offset benefits or contributions otherwise provided hereunder.

Leave of Absence . . .  Any leave of absence granted to or approved for any
                        Employee as described in Section 4.

Maternity/Paternity
Leave of Absence . . .  Any leave of absence granted to or approved for any
                        Employee described in Section 4(e)(2).


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Non-Allocation
Period . . . . . . . .  With respect to a transaction described in Section
                        6(e), the period beginning on the date of purchase of the Company Stock and ending on the later of (1) ten years after said date, or (2) the Anniversary Date of the Plan Year during which the final payment was made on any indebtedness incurred in connection with said purchase.

Non-Highly Compensated
Employee . . . . . . .  Any Employee who is not a Highly Compensated Employee
                        and is not a Family Member.

Non-Key Employee . . .  Any Employee who is not a Key Employee or who has
                        ceased to be a Key Employee.

Normal Retirement
Date . . . . . . . . .  Your 65th birthday.

Other Investments
Account. . . . . . . .  Your Account which is credited with the net income (or loss) of the Trust and Employer Contributions and Forfeitures in cash and which is debited with payments made to pay for Company Stock.

Participant. . . . . .  Any Employee or former Employee of an Employer who is participating in this Plan or has any interest therein. See Section 3.

Permanent Disability .  A physical or mental disability which makes you totally and permanently disabled to work as an Employee, as determined by the Committee on the basis of a certificate from a doctor approved by the Committee.

Plan . . . . . . . . .  The Claremont Technology Group, Inc.  Employee Stock
                        Ownership Plan, which includes the Plan and the Trust Agreement, as it may be amended.

Plan Benefit . . . . .  The amount of the distribution to which you or your
                        Beneficiary become entitled upon termination of your participation.

Plan Year. . . . . . .  The twelve (12) consecutive month period ending on the
                        Anniversary Date.


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Prohibited Allocation
Group. . . . . . . . .  All persons who, for purposes of Section 7(i), are within any one or more of the following categories:

                        (1) During the Non-allocation Period, the seller of said shares.

                        (2) During the Non-allocation Period, any person who is related to such seller (within the meaning of Section 267(b) of the Code), except that it shall not include any lineal descendant of such seller if 5% or less of the shares of Company Stock or other assets of the Plan in lieu thereof is allocated to all such lineal descendants. If the allocation provisions of
                        Section 7 would result in more than said 5% being so allocated, the Committee may limit said allocation to said 5% so that such lineal descendants are not included in the Prohibited Allocation Group; provided that the resulting aggregate allocation to such lineal descendants, if there is more than one, shall be allocated among them in proportion to their respective amounts of Covered Compensation.

                        (3) Any other person who owns (after the application of Section 318(a) of the Code) more than 25% of (A) any class of outstanding stock of the Company or any Affiliated Company, or (B) the total value of any class of outstanding stock of the Company or any Affiliated Company. For this purpose, such person shall be deemed to own all Company Stock allocated to him or her in this or any other qualified employee benefit plan.
                        Such person shall be included in the Prohibited Allocation Group if he or she meets said test either
                        (i) at any time during the 1 year period ending on the date of purchase of the Company Stock by the Trust, or
                        (ii) on the Anniversary Date of the Plan Year for which said Company Stock is allocated to Participants.


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Qualified Domestic
Relations Order. . . .  A Domestic Relations Order that satisfies the requirements of Section 414(p) of the Code that (1) it specifies who is entitled to how much of a Participant's Plan Benefit, and when it is to be paid, and (2) it does not alter the amount and form of benefit provided for in the Plan.

Qualified Election
Period . . . . . . . .  The six (6) Plan Years beginning with the Plan Year in which the Participant becomes a Qualified Participant. See Section 6(f).

Qualified Participant.  Any Participant who has attained age 55 and completed
                        10 or more years of participation. A year of participation shall be counted for each Plan Year for which the Employee was eligible to receive an allocation of Employer Contributions and Forfeitures, regardless of whether such an allocation was actually made. See Section 6(f).

Qualifying Employer
Securities . . . . . .  Shares of either (1) common stock which is issued by the Company having a combination of voting power and dividend rights equal to or in excess of (i) that class of common stock of the Company having the greatest voting power, and (ii) that class of common stock of the Company having the greatest dividend rights, or (2) noncallable preferred stock which is convertible at any time into such common stock, provided that (i) the conversion price is reasonable as of the date of acquisition by the Trust and (ii) the preferred stock will be treated as noncallable if after the call there will be a reasonable opportunity to convert the preferred stock into said common stock.

Reemployment Date. . .  The first day on which you complete an Hour of Service with an Employer in the Plan Year following the Plan Year with respect to which there is a Break in Service.


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Required Beginning
Date . . . . . . . . .  The first day of April of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70-1/2).

Service. . . . . . . .  Your employment as an Employee of an Employer as described in Section 4.

Subsidiary
Corporation. . . . . .  Any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company provided that each of the corporations (other than the last one) owns 50% or more of the total voting power of all classes of stock of one of the other corporations.

Super Top Heavy
Plan . . . . . . . . .  Any plan which would be a Top Heavy Plan if each of the percentage tests in the definition of Top Heavy Plan were changed from 60% to 90%.

Top Heavy Plan . . . .  This Plan is a Top Heavy Plan for a Plan Year if, as of
                        the Determination Date, either (1) the sum of the values of the Account balances of all Key Employees exceeds 60% of the same sum for all Employees, or (2) if the Plan is required to be included in an Aggregation Group, the sum of (a) the present value of the cumulative accrued benefits for all Key Employees under all defined benefit plans included in such Aggregation Group, and (b) the values of the Account balances of all Key Employees under all defined contribution plans included in such Aggregation Group, exceeds (c) 60% of the same sum for all Employees. Accrued benefits and Account balances shall include (1) the aggregate distributions during the 5 year period ending on the Determination Date made with respect to an Employee or under a terminated plan which, if it had not been terminated, would have been required to be included in the Aggregation Group, and (2) amounts attributable to both Employer and Employee Contributions. Accrued benefits and Account balances shall not include (1) any rollover contribution from a plan which is not sponsored by an Employer or an Affiliated Company, (2) amounts attributable to any person who is not a Key Employee for the Plan Year but who was a Key Employee for any prior Plan Year, or (3) amounts attributable to former employees who have not performed any services for any Employer maintaining the Plan during the 5 year period ending on the Determination Date.

Total Distribution . .  The distribution within one (1) taxable year of the distributee of the entire balance of all of the Participant's Accounts in the Plan.

Trust. . . . . . . . .  The trust created by the Trust Agreement entered into between the Company and the Trustee.

Trust Agreement. . . .  The agreement between the Company and the Trustee or any successor trustee establishing the Trust and specifying the duties of the Trustee.

Trustee. . . . . . . .  The bank, trust company or individuals chosen by the
                        Board of Directors of the Company and any successor trustee chosen by the Board of Directors of the Company which agrees to act by executing the Trust Agreement.

Year of Service. . . .  Your first Year of Service is the first Plan Year during which you complete 1,000 or more Hours of Service. For this purpose, your Service begins on or after the effective date of the Plan, which is July 1. 1994. Your second and succeeding Years of Service will be each Plan Year thereafter during which you complete 1,000 or more Hours of Service. You do not have to be employed by an Employer on the last day of a Plan Year in order to receive credit for a Year of Service as long as you complete 1,000 or more Hours of Service during the Plan Year.

Section 3.    ELIGIBILITY.

         (a) All Employees who were employed by an Employer on June 30, 1995 are automatically Participants in this Plan, except as provided in Subsection
(c) below.

         (b) All Employees who were not employed by an Employer on June 30, 1995 shall automatically become Participants in this Plan as of the first Entry Date following their Employment Date, except as provided in Subsection (c) below.

         (c) Any Employee who is covered by a collective bargaining agreement (provided retirement benefits were the subject of good faith bargaining between an Employer and a union) is not eligible to participate in this Plan unless the collective bargaining agreement provides to the contrary. If any such Employee ceases to be ineligible under this subsection, he will automatically become a Participant as of the day on which he ceases to be so ineligible or as soon thereafter as he has satisfied the other eligibility requirements of this
Section 3.

Section 4.    YOUR PARTICIPATION.

         (a) Once you become a Participant, you are entitled as of each Anniversary Date to the allocations provided in Section 7. Your participation continues until it terminates as provided in Sections 12 and 13.

         (b) Service is your employment as an Employee of an Employer and any Affiliated Company. It includes all periods of such employment with any Employer and any Affiliated Company on and after July 1, 1994.

         (c)  If you are a Participant on an Anniversary Date and complete
1,000 or more Hours of Service with an Employer during a Plan Year ending on such Anniversary Date, you will be entitled to an allocation of Employer Contributions and Forfeitures as described in Section 7, and such Plan Year will count as a Year of Service for purposes of the vesting provisions of Section 13. If you complete 1,000 or more Hours of Service with an Employer during a Plan Year, but are not employed on the Anniversary Date of such Plan Year, you will not be entitled to an allocation of Employer Contributions and Forfeitures for such Plan Year unless your termination of Service was on account of your death, Normal Retirement, Disability Retirement, or Deferred Retirement. If you complete more than 500 but less than 1,000 Hours of Service with an Employer during a Plan Year, you will not be entitled to an allocation of Employer Contributions and Forfeitures for the Plan Year, and such Plan Year will not be counted as a Year of Service for purposes of the vesting provisions of Section
13. However, if your failure to complete 1,000 Hours of Service is due to one or more of the reasons specified in Subsection (e) below, you will be entitled to an allocation of Employer Contributions and Forfeitures as provided in
Section 7, and such Plan Year will be counted as a Year of Service for purposes of the vesting provisions. Furthermore, notwithstanding anything herein to the contrary, all Participants who have completed more than 500 Hours of Service in such Plan Year shall be deemed eligible to receive allocations under Section 7 if, but only if, the Plan would otherwise fail the minimum coverage rules of Sections 410(b) or 401(a)(26) of the Code.

         (d) In the event that you complete 500 or less Hours of Service with an Employer during any Plan Year for reasons other than those specified in Subsection (e) below, your Service will be broken as of the first day of such Plan Year, and the Break in Service will continue throughout such Plan Year.
You will not be entitled to an allocation of Employer Contributions and Forfeitures for that Plan Year, and such Plan Year will not be counted as a Year of Service for purposes of the vesting provisions of Section 13. If your failure to complete more than 500 Hours of Service in a Plan Year is due to one or more of the reasons specified in Subsection (e) below, your Service will not be broken. If you complete 1,000 or more Hours of Service with an Employer during the Plan Year following the Plan Year with respect to which you had a one-year Break in Service, without any termination of your employment, you will be entitled to an allocation of Employer Contributions and Forfeitures for such following Plan Year, and Years of Service before and after the Break in Service will be added together to determine your total number of Years of Service under the Plan.

         (e) Once your Service begins, it will also be subject to the following provisions:

              (1) Your Service will continue during any Leave of Absence authorized by your Employer in a uniform nondiscriminatory manner. If you do not return to work as an Employee at the end of your leave, your Service will terminate as of the beginning of your leave.

              (2) Your Service will continue during any period of absence due to your pregnancy, the birth of or your adoption of a child, including a reasonable period of time to care for such child following such birth or adoption. The total number of Hours of Service credited under this provision shall not exceed 501 hours. If necessary, in order to prevent a Participant from incurring a Break in Service for the Plan Year during which the absence began, Hours of Service credited under this provision shall be credited only to the Plan Year in which the absence began; otherwise, such Hours of Service shall be credited only to the following Plan Year. The Committee may require a written statement from a doctor approved by the Committee before credit for such Hours of Service is granted.

              (3) Your Service will continue during any period of absence due to your temporary disability. If you do not return to work as an Employee at the conclusion of your temporary disability, your Service will terminate as of the beginning of your temporary disability.

              (4) Your Service will continue during any military service so long as your reemployment rights are protected by law. If you do not return to work as an Employee while your reemployment rights are protected by law, your Service will terminate as of the date of expiration of the period when your reemployment rights are protected by law.

         (f) Your Service will continue in the event that your employment is transferred from one Employer to another Employer. You will be entitled to an allocation of Employer Contributions and Forfeitures as provided in Section 7 based upon the Covered Compensation that you receive from each Employer.

         (g) Your Service will continue in the event that your employment is transferred from one Employer to any Affiliated Company which is not an Employer. In such event, you will become an Inactive Participant. If you satisfy the requirements of Section 4(c), you will be entitled to an allocation of Employer Contributions and Forfeitures as provided in Section 7 based upon the Covered Compensation that you receive from the Employer, but not based upon the compensation that you receive from the other corporation. However, you will at all times be entitled to an allocation of Trust net income (or loss) as provided in Section 7 and your Years of Service for vesting purposes will continue to be calculated in the same manner as though you were an active Participant. If your employment is thereafter transferred to an Employer without a Break in Service, you will become an active Participant in the Plan as of the date of transfer and will be entitled to an allocation of Employer Contributions and Forfeitures as provided in Section 7.

         (h) If you become covered by a collective bargaining agreement while you are a Participant and are ineligible to participate under Section 3(c), your Service will continue (subject to the provisions of Subsections (c) and (d) above), but you will become an Inactive Participant as of that date unless the collective bargaining agreement provides to the contrary. If you subsequently cease to be ineligible to participate under Section 3(c), you will become an active Participant as of the date on which you cease to be ineligible and will be entitled to an allocation of

Employer Contributions and Forfeitures for such Plan Year based upon your Covered Compensation while an active Participant. Regardless of whether you are entitled to an allocation of Employer Contributions and Forfeitures, your Years of Service for vesting purposes will continue to be calculated in the same manner as though you were an active Participant.

         (i) If your employment by an Employer is terminated and you are subsequently reemployed by an Employer, you will become a Participant as of your Reemployment Date. Your Years of Service before and after the Break in Service will be added together to determine your total number of Years of Service under the Plan, unless you have no vested interest under the Plan and the number of consecutive one-year Breaks in Service equals or exceeds the greater of (1) five
(5) consecutive one-year Breaks in Service, or (2) the aggregate number of Years of Service earned before the Break in Service, in which case you will be treated as a new Employee for all purposes under the Plan. For vesting purposes, your first Year of Service after the Break in Service will be the first Plan Year in which you complete 1,000 or more Hours of Service; your second and succeeding Years of Service after the Break in Service will be each Plan Year thereafter in which you complete 1,000 or more Hours of Service.

Section 5.    EMPLOYER CONTRIBUTIONS.

         (a) For each Plan Year, the amount of Employer Contribution shall be in the discretion of your Employer's Board of

Directors. However, the Employer Contribution for each Plan Year shall never be less than the amount required to enable the Trust to discharge any indebtedness payable in cash during the following Plan Year in connection with the financed purchase of Company Stock.

         (b) Employer Contributions will be paid to the Trust in cash, shares of Company Stock or other property as your Employer's Board of Directors may from time to time determine. Shares of Company Stock and other property will be valued at their then fair market value. However, to the extent that the Trust has obligations payable in cash during the Plan Year following the Plan Year for which the Employer Contribution is due and the Trust does not have sufficient cash or other assets readily convertible into cash to discharge such obligations, the Employer Contribution will be paid to the Trust in cash. The Employer Contribution will be paid to the Trust on or before the due date for filing the Employer's federal income tax return for the year, including any extensions of such due date.

         (c) No Participant shall be required or permitted to make contributions to the Plan and no plan-to-plan transfers (direct or indirect) shall be permitted.

         (d) In the event that any Employer Contribution is paid to the Trust by reason of a mistake of fact, such Employer Contribution may, as directed by the Committee, be returned to the Employer within one (1) year after the Employer Contribution is paid to the Trust; provided that the amount of any Employer

Contribution so returned (i) shall be reduced by the amount of any net loss sustained with respect thereto, and (ii) shall not include any net income earned with respect thereto.

         (e) All Employer Contributions are made on the condition that they are deductible under Section 404 of the Code. In the event that any Employer Contribution is disallowed as a deduction under said Section 404, such Employer Contribution may, to the extent of the amount disallowed, as directed by the Committee, be returned to the Employer within one (1) year after the disallowance of the deduction; provided that the amount of any Employer Contribution so returned (i) shall be reduced by the amount of any net loss sustained with respect thereto, and (ii) shall not include any net income earned with respect thereto.

         (f) If, in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and the discovery of such omission is not made until after an Employer Contribution for the Plan Year has been made and allocated, the Employer shall make a subsequent Employer Contribution with respect to the omitted Employee in the amount which the Employer would have contributed. with respect to him or her had he or she not been omitted. Such Employer Contribution shall be made regardless of whether or not it is deductible in whole or in part in any taxable year under applicable provisions of the Code by the Employer.

         (g) If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after an Employer Contribution for the Plan Year has been made and allocated, the Employer shall not be entitled to recover any portion of the Employer Contribution made with respect to the ineligible person regardless of whether or not a deduction is allowable with respect to such Employer Contribution. In such event, the amount contributed with respect to the ineligible person shall constitute a Forfeiture for the Plan Year in which the discovery is made and shall be allocated in the same manner as provided in Section 7 for other Forfeitures.

Section 6.    INVESTMENT OF TRUST ASSETS.

         (a) All Employer Contributions to this Plan in cash and any other cash received by the Trust will, as directed by the Committee, first be used to pay outstanding current obligations of the Trust, and any excess will be used to buy Company Stock from holders of outstanding stock or newly issued or treasury stock from the Company. If no current obligations of the Trust are outstanding and unpaid and the Committee determines that there is no Company Stock available for purchase, the Committee may direct the Trustee to invest such funds of the Trust in savings accounts, certificates of deposit, short-term commercial paper, stocks; bonds or other investments deemed by the Committee to be desirable for the Trust, or such funds may be held temporarily in cash.

         (b) The Committee may direct the Trustee to borrow funds from any lender for the purpose of purchasing Company Stock or to enter into contracts for the purchase of Company Stock pursuant to which the purchase price is paid in installments. Any such loan or contract must be primarily for the benefit of Participants and their Beneficiaries. Any such loan or contract shall be for a specific term and may not be payable upon demand of any person, except in the event of default. The proceeds of any such loan or contract must be used, within a reasonable time, either to purchase Company Stock or to repay an indebtedness of the Trust, provided that any such indebtedness was incurred for the purpose of acquiring Company Stock. Any such loan or contract shall provide for no more than a reasonable rate of interest. If any collateral is given by the Trust, such collateral shall consist of only the Company Stock thus purchased, and the creditor shall have no recourse against the Trust except with respect to such collateral. In the event of a default by the Trust under the terms of the loan or contract, (i) the amount of Plan assets transferred in satisfaction of the obligation shall not exceed the amount of the default, and (ii) if the creditor is a "disqualified person" as defined in Section 4975(e)(2) of the Code, Plan assets may be transferred only upon and to the extent of the failure of the Trust to meet the payment schedule of the loan or contract. The loan shall be repaid only from those amounts contributed by the Employers to the Trust and from amounts earned on Trust investments. The Employers shall contribute to the Trust sufficient amounts to enable the Trust to pay principal and interest on the debt as it is due. Company Stock purchased with the proceeds of such a loan or under such a contract will be subject to the following provisions:

              (1) All Company Stock acquired with the proceeds of a loan or under a contract as described above, whether or not pledged as collateral for payment of the indebtedness, shall be initially allocated to a suspense account.

              (2) The terms of any such loan or contract pursuant to which Company Stock is pledged as collateral shall provide for the release of such Company Stock from pledge for each Plan Year during the financing period. The number of shares of Company Stock to be so released from pledge shall be the number of shares determined according to the formula described in Paragraph (3).

              (3) As of each Anniversary Date, a portion of the Company Stock in the suspense account shall be withdrawn and allocated to the Company Stock Accounts of the Participants as described in Section 7. The number of shares to be withdrawn and allocated shall be determined in the sole discretion of the Committee pursuant to either the general rule or the special rule described in this Paragraph (3). Once the Committee has exercised its discretion in this regard, the specific rule selected shall be used exclusively for the allocation of shares of Company stock purchased with the proceeds of any such loan or contract.

                   (i) If the Committee selects the general rule, the number of shares to be withdrawn and allocated shall be the number of shares in the suspense account as of that Anniversary Date multiplied by a fraction. The numerator is the amount of principal and interest paid for the Plan Year, and the denominator is the sum of the numerator and the amount of principal and interest to be paid during the remainder of the financing period.

                   (ii) If the Committee selects the special rule, the number of shares to be withdrawn and allocated shall be the number of shares in the suspense account as of that Anniversary Date multiplied by a fraction. The numerator shall be the amount of principal paid for the Plan Year, and the denominator is the sum of the numerator plus the principal to be paid during the remainder of the financing period. Notwithstanding the foregoing, the Committee in its discretion may select the special allocation rule only if the loan or contract provides for annual payments of principal and interest at a cumulative rate which is not less rapid at any time than level annual payments over a period of ten years and the interest included in any payment is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables. In addition, the special allocation rule shall not be applicable from the time that, whether by reason of a renewal, extension or refinancing, the sum of the expired duration of the loan or contract, the renewal period, the extension period and the duration of a new loan or contract exceeds ten years.

                   (iii) Irrespective of whether the Committee selects the general or special allocation rule, in the event that more than one class of Company Stock has been allocated to the suspense account, the fraction shall be applied to the number of shares of each class of Company Stock in determining the number of shares of each class to be withdrawn and allocated to the Company Stock Accounts of Participants.

              (4) If any cash dividend on Company Stock is used to make payments of principal and/or interest on such a loan or contract, then

                   (i) the amount of such payment shall be included in the numerator of the above described fraction,

                   (ii) the number of shares to be released from the suspense account which are attributable to Employer Contributions shall be allocated to Participants'

                          Company Stock Accounts as provided in Section 7(d),

                   (iii) the number of shares to be released from the suspense account which are attributable to cash dividends on Company Stock which has been allocated to Participants' Company Stock Accounts shall be allocated to the respective Participants' Company Stock Account in the same proportion as the Company Stock on which the cash dividend was declared was allocated to their Company Stock Accounts,

                   (iv) the number of shares to be released from the suspense account which are attributable to cash dividends on Company Stock which has not been allocated to Participants' Company Stock Accounts shall be allocated in the same manner as Employer Contributions as provided in Section 7(d), provided, that

                   (v) if the fair market value of the Company Stock to be allocated as a result of the cash dividend on Company Stock which has been allocated to Participants' Company Stock Accounts (Clause (iii) above) is not at least equal to the amount of said cash dividend, then prior to the allocation of any Company Stock so released from the suspense account, Company Stock with a fair market value at least equal to the amount of the cash dividend on Company Stock which has been allocated to Participants' Company Stock Accounts (Clause (iii) above) shall be credited to the Company Stock Accounts of those Participants and the remaining shares of Company Stock shall be allocated as described in Clauses (ii) and (iv) above.

              (5) Any loan or contract described above and the operation of the Plan shall in all respects comply with the provisions of the Department of Labor Regulations, as amended, under Sections 407 and 408 of ERISA and the Income Tax Regulations, as amended, under Section 4975 of the Code as they pertain to employee stock ownership plans, all of which are incorporated herein by reference.

         (c) Purchases of Company Stock by the Trust will be made at a price which, in the judgment of the Committee, does not exceed the fair market value of such Company Stock as of the Anniversary Date immediately preceding the date of purchase. However, in the event that the fair market value is determined after such Anniversary Date but prior to the date of such purchase, the fair market value will be the more recent valuation. In the case of a financed purchase of Company Stock as described in Section 6(b) which comes within the definition of a loan as described in Section 4975(d)(3) of the Code and the regulations thereunder, if the purchase of Company Stock is from a "disqualified person" as defined in Section 4975(e)(2) of the Code, the fair market value shall be determined as of the date of purchase. The determination of fair market value of Company Stock for all purposes under the Plan shall be made by an independent appraiser who meets the requirements established by Section 401(a)(28)(C) of the Code and the Income Tax Regulations under Section 170(a)(1) of the Code.

         (d) The Committee may direct the Trustee to sell shares of Company Stock to any person, including the Company or any Employer, at a price which, in the judgment of the Committee, is not less than the fair market value of such Company Stock as of the Anniversary Date immediately preceding the date of sale. In addition, no commission may be charged on such sale. However, if the sale of Company Stock is to a "disqualified person" as defined in Section 4975(e)(2) of the Code, the fair market value shall be determined as of the date of the sale. Subject to a determination by the Committee that such sale is for the primary benefit of the Participants and their Beneficiaries, any such sale may include shares that have been allocated to Participants' Company Stock Accounts, shares that have not been so allocated, or any combination thereof. In the event of any such sale, shares of Company Stock that have been allocated to Participants' Company Stock Account will be acquired from such Accounts pro rata with the number of shares in such Accounts and the proceeds of the sale will be credited to the respective Participants' Other Investments Accounts. If shares of Company Stock which have not been allocated to the Company Stock Accounts of Participants are sold, the proceeds of such sale shall first be applied to the repayment of any debt incurred by the Trust in connection with its acquisition, or the refinancing thereof, and any remaining proceeds will be credited to the Other Investments Accounts of all Participants (and their Beneficiaries) in proportion to the combined value of their Company Stock and Other Investments Accounts immediately prior to said sale. Notwithstanding anything herein to the contrary, if shares of Company Stock are sold to the Company or to any other person or entity to enable the Trust to distribute cash under either Section 6(f) or Section 15(a)(2) or (3), said shares will be acquired from the respective Company Stock Accounts of the Participants involved at the fair market value of said shares as determined as of the Anniversary Date coinciding with or immediately preceding the date of said cash distribution and the respective Other Investments Accounts of said Participants will be credited with the proceeds of the sale. However, in any case where the use of the fair market value as of an Anniversary Date is provided for hereunder and the fair market value is determined after such Anniversary Date but prior to the date of the sale, the fair market value shall be the more recent valuation.

         (e) Provided that the requirements of this subsection (e) are satisfied or will be satisfied as of the applicable time, the Committee may direct the Trustee to purchase shares of Company Stock in a transaction that qualifies under Section 1042 of the Code. In such event, the allocation of the shares of Company Stock acquired in such transaction shall be in accordance with the provisions of Section 7(i) For this purpose, Company Stock shall have the meaning specified in the second sentence of the definition of Company Stock in
Section 2. The requirements of this subsection are as follows:

              (1) The Trust must own, immediately after said purchase, at least 30% of (i) each class of outstanding stock of the Company (other than preferred stock described in Section 1504(a)(4) of the Code), or (ii) the total value of all outstanding stock of the Company (other than such preferred stock).

              (2) Company Stock which is purchased by the Trust must have been held by the seller for at least three (3) years and must not have been received by the seller as a distribution from a plan qualified under Section 401(a) of the Code or pursuant to an option or other right to acquire stock to which
                   Section 83, 422, 422A, 423 or 424 of the Code applies.

              (3) The Company has taken action to consent to the application of Section 4978 of the Code with respect to the Company whereby, in the event that, during the three (3) year period from the date of purchase, the Trust disposes of any of said Company Stock other than as a distribution to Participants or otherwise as described in said Section 4978, a tax equal to 10% of the amount realized on the disposition is imposed on the Company.

              (4) The Company has taken action to consent to the application of Section 4979A of the Code with respect to the Company whereby, in the event that the prohibited allocation rules of Section 7(i) of the Plan and Section 409(n) of the Code are violated, a tax equal to 50% of the amount involved is imposed on the Company.

              (5) The seller, at or prior to the time of the purchase of Company Stock by the Trust, states in writing to the Committee that (i) the requirements of paragraph (2) above are satisfied, (ii) the seller will elect in a timely manner the application of said Section 1042 with respect to said transaction, and (iii) the seller will purchase qualified replacement property within the replacement period, as those terms are defined in said Section 1042.

         (f) Each Qualified Participant shall have the right to diversify the investment of a portion of the shares of Company Stock which have been allocated to his or her Company Stock Account. This diversification provision applies only to those shares of Company Stock in his or her Company Stock Account which satisfies the requirements specified in the second sentence of the definition of Company Stock in Section 2. During the ninety (90) day period after the end of each of the first five (5) Plan Years during the Qualified Election Period, said Participant shall have the right to diversify up to 25% of said Account balance. During the ninety (90) day period after the end of the sixth Plan Year of the Qualified Election Period, said Participant shall have the right to diversify up to 50% of said Account balance. Upon receipt of a written diversification instruction from a Qualified Participant, the Committee will either (A) offer to said Participant three (3) alternative investment options in accordance with regulations issued under Section 401(a)(28)(B) of the Code none of which will be the investment in Company Stock, (B) distribute to the Participant the portion of the Participant's Account balances that he or she elects to diversify, or (C) upon direction from the Participant, transfer the portion of his or her Account balance which he or she has elected to diversify to any other qualified employee benefit plan of an Employer, provided that such plan then satisfies the requirements of Section 401(a)(28)(B) of the Code. However, subject to Paragraph (3) of this Subsection (f), the Committee may distribute to the Qualified Participant the amount which is subject to diversification without giving to such Participant the right to elect such diversification; provided, that, if said Paragraph (3) applies and the Qualified Participant is notified in writing of the proposed distribution, and said Qualified Participant fails or refuses to consent to the distribution, then the diversification requirements of this Subsection (f) are satisfied. If the Committee offers to Qualified Participants any of the foregoing three alternatives or makes a distribution to a Qualified Participant under this Subsection (f) said offer or distribution will be made within ninety (90) days after the end of the ninety (90) day election period during which the election can be made. These diversification requirements shall be subject to the following provisions:

              (1) With respect to each of the six (6) ninety (90) day election periods, the amount which shall be subject to diversification shall be:

                   (i) The number of shares of Company Stock which have been allocated to his or her Company Stock Account as of the most recent Anniversary Date for which such Account balance is available; plus

                   (ii) The number of shares of Company Stock which have been distributed under this diversification provision with respect to all prior ninety (90) day election periods, and the sum thereof multiplied by (iii) The applicable percentage, and that amount reduced by
                          (iv) The number of shares of Company Stock that said Participant has elected to diversify during all prior ninety (90) day election periods.

              (2) Notwithstanding the foregoing, if the value (as of the applicable date) of the number of shares of Company Stock determined under Subparagraph (i) and (ii) of Paragraph (1) above is $500 or less, the diversification election shall not be required to be given to the Qualified Participant.

              (3) If the value of a Qualified Participant's Plan Benefit (including any prior distributions from the Plan) exceeds $3,500, no distribution under this Subsection (f) may be made unless the Participant consents in writing to said distribution.

              (4) If a distribution is made to a Qualified Participant pursuant to this Subsection (f), such distribution may be made, in the sole discretion of the Committee, in cash, in Company Stock, or in any combination thereof. Any Company Stock that is so distributed will be subject to the put option provisions of
                   Section 16(b). To the extent that distribution is made in cash, shares of Company Stock in your Company Stock Account will be acquired from you, as determined by the Committee,
                   (i) with funds in the Trust that have not been allocated to Participants' Other Investments Accounts, (ii) with funds in other Participants' Other Investments Accounts, or (iii) by the sale of such shares to the Company or to any other person or entity pursuant to the provisions of Section 6(d).

         (g) Any Employer Contributions to this Plan in cash and any other cash in the Trust may be invested, as directed by the Committee, in one or more life insurance contracts (hereinafter "Contracts") issued by any legal reserve life insurance company. Any such investment will be subject to the following limitations:

              (1) The aggregate premiums paid on all Contracts on the life of any Participant, as a percentage of the aggregate of the Employer Contributions allocated to the Participant's Accounts at any particular time, shall be less than 50% in the case of ordinary life insurance and 25% in the case of term life insurance.

              (2) Premiums on any Contracts shall be charged to the Other Investments Account of the Participant covered by the Contract and said Contract shall be held as part of the Account so charged.

              (3) All incidents of ownership of any Contract shall be in the Trustee for the exclusive benefit of the Participant, except that the Participant covered by the Contract shall have the right to designate the beneficiary or beneficiaries thereof. The Committee shall instruct the Trustee as to any beneficiary designation or mode of settlement requested by the Participant.

              (4) At or before retirement under the Plan (or upon termination of the employment of any Participant before retirement under the

                   Plan), the Committee shall, in accordance with instructions from the Participant, instruct the Trustee either (A) to distribute the Contract to the Participant or (B) to convert the Contract into cash or to provide periodic income, so that no portion of the value of the Contract will be used to continue life insurance protection under the Plan beyond that date and provided that no portion of the value of the Contract will be distributed or paid in a manner having the effect of a life annuity. If the Participant's Plan Benefit under Section 12 or 13 is less than the cash surrender value of the Contract, the Committee shall permit the Participant to pay to the Trust the difference between the cash surrender value and the value of the Plan Benefit and the Trustee shall thereupon distribute the Contract to the Participant.

              (5) Each year the Employer shall report as additional income to each Participant, the amount of the term cost which is applicable to the life insurance of each such insured Participant. Such term cost means the PS-58 cost as established under the IRS Regulations from time to time.

Section 7. ALLOCATIONS TO YOUR ACCOUNTS.

         (a) IN GENERAL. If you are a Participant on an Anniversary Date and have completed 1,000 or more Hours of Service during the Plan Year ending on said Anniversary Date, you are entitled to the allocations provided in this
Section 7. For new Employees, see Section 3 to see when you become a Participant. For Employees whose Service has terminated, see Sections 12 and 13 to see when your participation terminates. However, notwithstanding any contrary Plan provision, all Participants who have completed more than 500 Hours of Service in such Plan Year shall be deemed eligible to receive an allocation under the Plan if, but only if, the Plan would otherwise fail the minimum coverage rules of Sections 410(b) or 401(a)(26) of the Code.

         (b) COMPANY STOCK ACCOUNT. Your Company Stock Account will be credited at least once each year with your allocable share of Company Stock purchased and paid for by the Trust or contributed in kind by your Employer, with Forfeitures of Company Stock and with stock dividends on Company Stock held in your Company Stock Account. It is maintained in shares of Company Stock.

         (c) OTHER INVESTMENTS ACCOUNT. Your Other Investments Account will be credited at least once each year with your allocable share of Employer Contributions and Forfeitures in cash and other property and with cash dividends on Company Stock in your Company Stock Account; it will also be credited (or debited) with your share of the net income (or loss) of the Trust attributable to it. Your Other Investments Account will also be debited for any cash payments on purchases of Company Stock and for repayment of debt (including principal and interest) incurred for the purchase of Company Stock. It is maintained in dollars and cents.

         (d)  EMPLOYER CONTRIBUTIONS.

              (1) Employer Contributions will be allocated as of each Anniversary Date among the Company Stock and Other Investments Accounts of Participants in the ratio which the Covered Compensation of each Participant bears to the aggregate Covered Compensation of all Participants.

              (2) For any Plan Year for which the Plan is a Top Heavy Plan, the minimum Employer Contribution to be allocated to each Participant who is not a Key Employee shall be the lesser of the following percentages of compensation, as defined in Section

                   7(g)(5): (i) 3%, or (ii) the highest percentage allocation made to any Key Employee. For purposes of determining the percentage allocation to Key Employees, Forfeitures shall be included with Employer Contributions and, for any Plan Year beginning after December 31, 1984, any Employer Contribution attributable to a salary reduction or a cash or deferred arrangement shall be included as an Employer Contribution.

              (3) Notwithstanding anything herein to the contrary, for any Plan Year during which the Plan is a Top Heavy Plan, the minimum allocation described above in Section 7(d)(2) shall be made to any Participant who is not a Key Employee and who is employed by an Employer on the Anniversary Date even though the Participant fails to complete 1,000 or more Hours of Service during such Plan Year.

         (e) FORFEITURES. Forfeitures will be allocated as of each Anniversary Date among the Company Stock and Other Investments Accounts of the remaining Participants in the ratio which the Covered Compensation of each Participant bears to the aggregate Covered Compensation of all Participants.
Any such Forfeitures will come first from the terminated Participant's Other Investments Account to the extent of the balance of such Account, and the balance of any such Forfeiture will come out of said Participant's Company Stock Account. In addition, where there is any Company Stock in a Participant's Company Stock Account which was acquired in a financed purchase as described in
Section 6(b) which comes within the definition of a loan as described in Section 4975(d)(3) of the Code and the regulations thereunder and a portion of the Company Stock in such Account is to be forfeited, the following rules shall apply to the Company Stock which was acquired in the financed purchase:
              (1) Any Forfeiture of Company Stock will come first from Company Stock which was not acquired in such a financed purchase, to the extent thereof, and the balance of the Forfeiture will come from Company Stock which was acquired in such a financed purchase.

              (2) If more than one class of Company Stock acquired in a financed purchase has been allocated to a Participant's Company Stock Account, any Forfeiture of such Company Stock shall be in equal proportions from each such class.

         (f) NET INCOME (OR LOSS) OF THE TRUST. The net income (or loss) of the Trust will be determined annually as of each Anniversary Date and allocated to the Accounts of Participants as follows:

              (1) The net income (or loss) attributable to the balance in your Other Investments Account includes the increase (or decrease) in the fair market value of assets of the Trust (other than Company Stock), interest, dividends, other income and expenses attributable to such assets other than Company Stock since the preceding Anniversary Date. It does not include the interest paid under any installment contract for the purchase of Company Stock by the Trust or on any loan used by the Trust to purchase Company Stock.

              (2) The net income (or loss) attributable to the balance in the Other Investments Accounts of all Participants will be allocated to your Other Investments Account in the ratio which the balance of your Other Investments Account on the preceding Anniversary Date bears to the sum of such balances for all Participants as of the same date. In the event that there are no balances in the Participants' Other Investments Accounts as of such preceding Anniversary Date or the

                   Committee determines in a uniform nondiscriminatory manner that such balances are not representative of the Trust assets on which the net income (or loss) was earned, the Committee may allocate such net income (or loss) according to some other fair and equitable method, which may be on the basis of the Other Investments Account balances as of the current Anniversary Date prior to the allocation of such net income (or loss).

              (3) Cash dividends on Company Stock in your Company Stock Account will be (i) credited to your Other Investments Account, (ii) distributed to you in accordance with Section 17(b) or (iii) used to pay the principal and/or interest on a loan or contract described in Section 6(b), in which case shares of Company Stock shall be allocated as provided in
                   Section 6(b)(4). Stock dividends on Company Stock in your Company Stock Account will be credited to your Company Stock Account. Cash dividends received on Company Stock prior to its allocation will be allocated to your Other Investments Account in the same manner as other net income (or loss) of the Trust, provided, however, that said cash dividend may be used to pay the principal and/or interest on a loan or contract described in Section 6(b), in which case shares of Company Stock released from the suspense account as provided in Section 6(b)(3) and (4) shall be allocated to the Company Stock Accounts of Participants as provided in Section 6(b)
                   (4). Stock dividends received on Company Stock prior to its allocation will be allocated to the Participants' Company Stock Accounts in the same manner as the shares with respect to which they are received.

              (4) The Committee may determine the net income (or loss) of the Trust at any time between Anniversary Dates. The adjustment to the Accounts of Participants as of each Anniversary Date shall take into account any adjustment made to the Accounts of Participants between Anniversary Dates.

         (g)  LIMITATIONS ON ANNUAL ADDITIONS.

              (1) The Annual Addition to the Accounts of any Participant for any Plan Year under this Plan and under any other qualified defined contribution plan of an Employer may not exceed the lesser of $30,000 or 25% of the Participant's compensation from the Employer for the Plan Year. However, to reflect increases in the cost of living, the foregoing $30,000 limit shall be adjusted annually to the greater of (i) $30,000, or
                   (ii) one-fourth of the dollar limitation in effect under
                   Section 415(b)(l)(A) of the Code. Notwithstanding the foregoing, the compensation limitation expressed as a percentage and referred to above in this Paragraph (1) shall not apply to any contribution for medical benefits within the meaning of Section 401(h) or Section 419A(f)(2) of the Code which is otherwise treated as Annual Additions under
                   Section 415(l)(1) or Section 419A(d)(2) of the Code. The "limitation year" for purposes of Section 415 of the Code, is the Plan Year. In the event that the allocation of Annual Additions as provided in this Section would result in an allocation to a Participant in excess of the foregoing limit on Annual Additions, any such excess to the extent of any voluntary employee contributions or elective deferrals (within the meaning of Section 402(g)(3) of the Code) to this or any other defined contribution plan of an Employer, shall be returned to the Participant; to the extent that such excess exceeds the amount of such voluntary employee contributions or elective deferrals, such excess will be reallocated among the Accounts of the other Participants (subject to such limit on Annual Additions) as provided in this Section for the allocation of Forfeitures; to the extent that such excess exceeds the amount of Forfeitures, any additional excess will be reallocated among the Accounts of the other Participants (subject to such limit on Annual Additions) as provided in this Section for the allocation of Employer Contributions. Any such amounts that cannot be allocated to Participants' Accounts within the foregoing limits will be credited to a suspense account and reallocated as of the next Anniversary Date among the then Participants as provided in this Section for Forfeitures. In the event the Plan is terminated and there are amounts which cannot be allocated to Participants' Accounts due to the foregoing limits, such amounts will be returned to the Employer. The excess Annual Additions will be limited to any allocation of Forfeitures and a reasonable error in establishing a Participant's compensation.

              (2) In the event that any Participant is also a participant in one or more defined benefit plans or one or more defined contribution plans maintained by the Employer, then with respect to any Plan Year, the sum of the defined benefit fraction and the defined contribution plan fraction may not exceed one (1.0). The defined benefit plan fraction is a fraction the numerator of which is the projected annual benefit of the Participant under such plan as of the end of the Plan Year and the denominator of which is the lesser of
                   (i) 1.25 multiplied by $90,000 (subject to adjustment for increases in the cost of living under Section 415(d) of the
                   Code) and (ii) 1.4 multiplied by 100% of the Participant's average compensation for his high 3 years ending with such year. The defined contribution plan fraction is a fraction the numerator of which is the sum of all Annual Additions for the Plan Year and each preceding Plan Year during which the person was a Participant and the denominator of which is the sum for all Plan Years during which the person was a Participant of the lesser of (1) 1.25 multiplied by $30,000 (subject to adjustment for increases in the cost of living under Section 415(d) of the Code) and (ii) 1.4 multiplied by 25% of the Participant's compensation for all such years.
                   In the event that amounts cannot be allocated to Participants' Accounts due to the foregoing limitation, such amounts will be reallocated as provided in paragraph (1) above.

              (3) In the case of an allocation of Annual Addition for any Plan Year in which the Trust engages in a financed purchase of

                   Company Stock as described in Section 6(b) or with respect to which any part or all of the Employer Contribution for such Plan Year is used to pay a portion or all of the indebtedness incurred in connection with such purchase, Annual Addition shall not include (i) Forfeitures of Company Stock which were acquired in a financed purchase of Company Stock as described in Section 6(b), or (ii) Employer Contributions which are used to pay interest expense on such a financed purchase of Company Stock provided that such interest expense is deductible under Section 404(a)(9)(B) of the Code. Notwithstanding anything herein to the contrary, for any Plan Year to which this Paragraph (3) applies, no more than one-third (1/3) of the Employer Contribution for such Plan Year shall be allocated to Highly Compensated Employees.

              (4) For any Plan Year during which the Plan is a Top Heavy Plan and the Employer Contribution allocated to each Participant who is not a Key Employee is not at least 4% of compensation as defined in Section 7(g)(5), the definition of the defined benefit plan fraction and the defined contribution plan fraction in Section 7(g)(2) shall be modified by changing "1.25" to "1.0". For any Plan Year during which the Plan is a Super Top Heavy Plan, the definition of the defined benefit plan fraction and the defined contribution plan fraction in Section 7(g)(2) shall be modified by changing "1.25" to "1.0".

              (5) For purposes of this Section 7(g), the term "compensation" shall mean a Participant's earned income, wages, salaries and fees for professional services and other amounts received for personal services actually rendered in the course of employment with an Employer maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), and excluding the following:

                   (i) Employer contributions to a plan of deferred compensation which are not included in the Employee's gross income for the taxable year in which contributed or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

                   (ii) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                   (iii) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                   (iv) Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Section 403(b) of the Code (whether or not the contributions are actually excludable from the gross income of the Employee).

                   (v) Notwithstanding the foregoing, "compensation" shall not exceed the sum of $150,000 (as adjusted for increases in the cost of living under Section 401(a)(17) of the Code).

         (h) The Committee shall establish and maintain separate Company Stock and Other Investments Accounts for each Participant in the Plan. Separate sets of Accounts will be maintained for the Employees of each Employer, and in the event of a transfer of a Participant from the employment of one Employer to that of another Employer, the Accounts of such Participant will be transferred to the Accounts maintained for the Employees of the other Employer; in such event, the Participant's Service, participation, vesting rights and Plan Benefit will not be affected. Separate Accounts shall be maintained for all Inactive Participants who have an interest in the Plan. In addition, separate records will be maintained for Company Stock acquired in a financed purchase as described in Section 6(b) and for Company Stock acquired otherwise; and, in the event of such a financed purchase of Company Stock, separate records will be maintained to reflect the amount of Employer Contributions in cash and earnings on Trust investments used by the Trust to pay on any such loan or contract. Separate subaccounts will be maintained within each Company Stock Account for Company Stock which is a Qualifying Employer Security and for Company Stock which is not a Qualifying Employer Security. Such separate Accounts shall not require a segregation of the Trust assets. No Participant shall acquire any right to or interest in any specific asset of the Trust as a result of the allocations provided for in the Plan. All allocations, except for adjustments made under Section 7(f)(4) above, will be made as of the Anniversary Date referred to in this Section.

         (i) In the event that shares of Company Stock are purchased by the Trust in a transaction described in Section 6(e), none of such shares, nor any other assets of the Plan in lieu thereof, shall accrue for the benefit of or be allocated, directly or indirectly, under this Plan or any other qualified employee benefit plan of the Company or any Affiliated Company, to the Accounts of any member of the Prohibited Allocation Group. In the event that any member of the Prohibited Allocation Group is a

Participant in the Plan, (i) if there are no Employer Contributions or Forfeitures to be allocated as of an Anniversary Date other than shares of Company Stock and/or other assets which are subject to this provision, said Participant shall receive no allocation thereof, (ii) no portion of the Other Investments Account balance of said Participant may be used to acquire shares of Company Stock and/or other assets which are subject to this provision, and (iii) if there are Employer Contributions and/or Forfeitures to be allocated as of an Anniversary Date and such includes both shares of Company Stock and/or other assets which are subject to this provision and shares and/or other assets which are not subject to this provision, the allocation shall be made so that said Participant receives no allocation of Company Stock or other assets whatsoever to the extent of the percentage of Covered Compensation received by the other Participants attributable to Company Stock and/or other assets which are subject to this provision, provided that if there is additional Company Stock and/or other assets to be allocated, then such additional allocations shall be made to all Participants in proportion to Covered Compensationas provided in Section 7. In the event that a Participant is not a "25% shareholder" (as described in Clause (3) of the definition of Prohibited Allocation Group) but would become such a 25% shareholder as a result of either (i) an allocation of shares of Company Stock and/or other assets which are subject to this provision, or (ii) use of a portion or all of the Other Investments Account of such Participant to acquire shares of Company Stock and/or other assets which are subject to this provision, then shares of Company Stock and/or other assets which are subject to this provision may be allocated to such Participant, but only up to the point at which the Participant would own 25% or less of the stock described in Clause (3) of the definition of Prohibited Allocation Group. All allocations of Company Stock and other assets shall in all respects comply with the provisions of Section 409(n) of the Code and the Income Tax Regulations thereunder, all of which are incorporated herein by reference.

Section 8.    EXPENSES OF THE PLAN AND TRUST.

         All costs of administering the Plan and any expenses of the Trustee other than normal brokerage charges which are included in the cost of securities purchased (or charged to proceeds in the case of sales) shall be paid either by the Company or out of the assets of the Trust, as determined by the Company. If said costs and expenses are paid by the Company, each Employer, other than the Company, shall reimburse the Company for that portion of each Plan Year's costs and expenses as the amount of Employer Contribution from each such Employer for such Plan Year bears to the aggregate Employer Contribution from all Employers for that Plan Year.

Section 9.    VOTING COMPANY STOCK.

         All shares of Company Stock held in the Trust shall be voted by the Trustee at such time and in such manner as the Committee shall direct. However, the Committee may instruct the

Trustee to execute a proxy in favor of one or more of the members of the Committee. In either case, the Company Stock shall be voted by the Trustee or by the holder of the proxy as the Committee shall direct. If the Committee shall fail or refuse to give the Trustee timely instructions as to how to vote any Company Stock which the Trustee otherwise has the right to vote, the Trustee shall not exercise its power to vote such Company Stock. However, as to any matter which involves the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business or similar transaction, each Participant (or the Participant's Beneficiary in the event of his or her death) will have the right to direct the voting of any Company Stock allocated to his or her Company Stock Account. In the event that shares of Company Stock are acquired by the Plan with the proceeds of a loan which qualifies for the partial interest exclusion under Section 133 of the Code ("Section 133 Loan"), each Participant (or the Participant's Beneficiary in the event of his or her death) shall have the right in all matters to direct the voting of any Company Stock allocated to his or her Company Stock Account that was acquired by the Trust with the proceeds of the Section 133 Loan. In the event that a Participant (or the Participant's Beneficiary) is entitled to direct the voting of Company Stock, (i) the Committee shall be responsible for obtaining the instructions from each Participant (or the Participant's Beneficiary) as to the exercise of such voting rights, utilizing procedures that will assure the confidentiality of each Participant's (or the Participant's Beneficiary's) instruction, (ii) the Committee shall notify the Trustee of such instructions, (iii) with respect to any allocated Company Stock as to which the Committee does not receive voting instructions, such shares shall not be voted, and (iv) any Company Stock not allocated to Participants' Company Stock Accounts shall be voted as the Committee shall direct. The determination as to whether Company Stock is allocated to Participants' Company Stock Accounts shall be determined as of the record date for determining the shareholders entitled to vote.

Section 10.   DISCLOSURE TO PARTICIPANTS.

         (a) SUMMARY PLAN DESCRIPTION. Participants will be furnished with a summary plan description within the later of (i) 90 days after they become Participants; or (ii) such later time as may be provided under the Department of Labor Regulations.

         (b) SUMMARY ANNUAL REPORT. Participants will be furnished with a summary annual report within the later of (i) 9 months after the end of each Plan Year, or (ii) such later time as may be provided under the Department of Labor Regulations.

         (c) ANNUAL STATEMENT. As soon as possible after each Anniversary Date you will receive a written statement showing as of that Anniversary Date:

              (1) The balance in each of your Accounts as of the preceding Anniversary Date.

              (2) The amount of Employer Contributions and Forfeitures allocated to each of your Accounts.

              (3) The adjustment to your Accounts to reflect your share of the net income (or loss) of the Trust for the Plan Year.

              (4)  The new balances in each of your Accounts.

Section 11.   YOUR PLAN BENEFIT.

         When your participation in the Plan terminates, you then become entitled to all, a part or none of the final balances in your Accounts in accordance with the provisions of the Plan. The total amount to which you or your Beneficiary are entitled is called your Plan Benefit.

Section 12.   YOUR PLAN BENEFIT AT RETIREMENT OR AT DEATH.

         (a) RETIREMENT. If your participation ends by retirement under the Plan, you will be 100% vested and your Plan Benefit will be all of the final balances in your Accounts. If you have not completed 1,000 Hours of Service in the Plan Year in which your Service terminates, your participation will terminate on the Anniversary Date coinciding with or immediately preceding your termination of Service. However, if you have completed 1,000 or more Hours of Service in such Plan Year, your participation will terminate on the Anniversary Date coinciding with or next following the date on which your Service terminates. You will be treated as having retired under the Plan if your participation ends through one of the following:

              (1) NORMAL RETIREMENT. If your Service terminates on or after your Normal Retirement Date, you will be entitled to a Normal Retirement.

              (2) DEFERRED RETIREMENT. If your Service continues beyond your Normal Retirement Date, you will continue to be a Participant in the Plan. Upon termination of your Service, you will be entitled to a Deferred Retirement.

              (3) DISABILITY RETIREMENT. If the Committee determines in a uniform nondiscriminatory manner that you have incurred a Permanent Disability, you will be given a Disability Retirement without regard to your age or length of Service.

         (b) DEATH. If your participation ends by your death, you will be 100% vested and your Plan Benefit will be all of the final balances in your Accounts. If you have not completed 1,000 Hours of Service in the Plan Year in which your Service terminates, your participation will terminate on the Anniversary Date coinciding with or immediately preceding your death. However, if you have completed 1,000 or more Hours of Service in such Plan Year, your participation will terminate on the Anniversary Date coinciding with or next following the date of your death.

Section 13.   OTHER TERMINATION OF SERVICE.

         (a) If your Service terminates for any reason other than your death before you are eligible to retire under the Plan, your Plan Benefit will be determined under this Section 13. Your participation will terminate on the Anniversary Date coinciding with or immediately preceding your termination of Service. Your Plan Benefit will be determined on the basis of your total number of Years of Service as of the date that your Service terminates in accordance with the following vesting schedule:

    Years of Service at                     Percent of Account
    Date of Termination                     Balances Vested in You
    -------------------                     ----------------------

    Less than 1 Year                               0
              1 Year                              10%
              2 Years                             20%
              3 Years                             30%
              4 Years                             40%
              5 Years                             60%
              6 Years                             80%
              7 Years or more                    100%

         (b) Any part of the final balances in your Accounts which does not become part of your Plan Benefit is called a Forfeiture. If a Participant receives a distribution from the Plan equal to the entire nonforfeitable benefit derived from his Accounts not later than the close of the second Plan Year following the Plan Year in which the Participant terminated Service, then the Accounts distributed shall be considered cashed out and eligible for the forfeiture and repayment rules set forth herein. If such rules apply, then the Forfeiture will be disposed of as provided in Section 7 as of the Anniversary Date following the Participant's termination of Service. Additionally, if the value of a Participant's vested Account balances is zero (0), then the Participant shall be deemed to have received a distribution of the entire vested portion of said Account balance as of the date of his termination of Service.

         (c) If the Participant is reemployed and repays to the Trust within the time period set forth herein the total amount distributed to him from such Accounts, the non-vested portion of his Accounts shall be added to the amount repaid and credited to his Accounts. The repayment referenced above on account of termination of Service must be made before the earlier of (i) five years after the first date on which the Participant is subsequently reemployed by the Employer or (ii) the Anniversary Date of the last Plan Year in a period of five (5) consecutive one-year Breaks in Service commencing with the Plan Year in which the distribution occurs.

         (d) If the non-vested portion of a Participant's Accounts is treated as a Forfeiture, if such Participant is reemployed by an Employer prior to incurring his fifth consecutive one-year Break in Service, and if the Participant makes the repayment required by Subsection (c) within the time period set forth therein, then the non-vested portion of his Accounts shall be immediately reinstated. The portion reinstated shall not be allocated gain, loss, or income during the period it was forfeited. If a Participant is deemed to have received a distribution under Subsection (b) and such, Participant is reemployed by an Employer prior to incurring five (5) consecutive one-year Breaks in Service, then the Account balances of such Participant will be restored to the balance that existed on the date of such deemed distribution. Restoration hereunder shall be funded, in the following order of priority, out of Forfeitures, Employer Contributions made for the express purpose of restoring the Account balance, or out of the Trust income for the Plan Year in which restoration occurs.

         (e) If a Participant receives a distribution which is not qualified for the cash out and buy back rules described in Subsections (c) and (d), then the non-vested portion of his Accounts will become a Forfeiture and be disposed of in accordance with the provisions of Section 7, as of the Anniversary Date of the first Plan Year with respect to which he or she incurs five (5) consecutive one-year Breaks in Service. If a Participant who is not eligible under said cash out and repayment rules and who is not 100% vested receives a distribution of his Account balances and said Participant is reemployed by the Employer prior to having incurred five (5) consecutive one-year Breaks in Service, the nonvested portion of his or her Accounts will be reinstated. In addition, new Accounts will be set up for the Participant to record his or her interest in the Plan after reemployment. The new Accounts will be subject to the vesting provisions in Subsection (a) above. However, the other Accounts will be subject to different vesting provisions. As to these Accounts, the Participant's vested amount as of any subsequent date will be determined by the following formula, which has been prescribed by the Internal Revenue Service: P (AB + (RxD)) -
(RxD). P is the vested percentage under Subsection (a) above at any subsequent date. D is the value of the earlier distribution. R is the ratio of (i) the value of the Account balances at the subsequent date, to (ii) the value of the Accounts immediately after the earlier distribution.

         (f) If your Service terminates before you are 100% vested and you are reemployed after you incur five (5) consecutive one-year Breaks in Service but before all of your Plan Benefit is distributed to you, separate Company Stock and Other Investments Accounts will be set up and the vested portion of your Account balances will be credited to them. You will always be 100% vested as to the balances in these Accounts. However, new Company Stock and Other Investments Accounts will be set up for you to record your interest in the Plan after your reemployment. The new Accounts will be subject to the vesting provisions of Subsection (a) above.

         (g) Notwithstanding the provisions of Subsection (a) above, with respect to any Plan Year for which the Plan is a Top Heavy Plan, your Plan Benefit will be determined in accordance with the following vesting schedule:

    Years of Service at                           Percentage of Account
    Date of Termination                           Balances Vested in You
    -------------------                           ----------------------

    Less than 1 Year                                         0
              1 Year                                        10%
              2 Years                                       20%
              3 Years                                       40%
              4 Years                                       60%
              5 Years                                       80%
              6 Years or More                              100%

If the Plan is a Top Heavy Plan with respect to a Plan Tear and ceases to be a Top Heavy Plan with respect to a subsequent Plan

Year, your vested percentage in your Account balances as of the Anniversary Date of the last Plan Year for which the Plan was a Top Heavy Plan will never be less than the vested percentage provided for above in this Subsection (g). Furthermore, if you had completed 3 or more Years of Service as of such Anniversary Date, your vesting shall continue to be determined according to the above vesting schedule. However, if you had not completed 3 or more Years of Service as of such Anniversary Date, your Account balances as of such Anniversary Date shall be subject to the following rules:

              (1) Your Account balance as of the Anniversary Date of the last Plan Year for which the Plan was a Top Heavy Plan will be frozen as of that date. Your vested percentage with respect to these Account balances will never be less than your vested percentage determined under the vesting schedule provided in this Subsection (g) as of said Anniversary Date. However, any increase in your vested percentage will be in accordance with the vesting schedule provided in Subsection
                   (a). No further Employer Contributions or Forfeitures will be allocated to these Accounts. However, they will be credited (or debited) with their share of any net income
                   (or loss) of the Trust. If the Plan again becomes a Top Heavy Plan with respect to a subsequent Plan Year, these Account balances will be subject to the vesting schedule provided in this Subsection (g).

              (2) New Company Stock and Other Investments Accounts will be set up for you to record your interest in the Plan attributable to Plan Years during which the Plan is not a Top Heavy Plan. These new Accounts will be subject to the vesting provisions in Subsection (a). However, if the Plan subsequently becomes a Top Heavy Plan, these Account balances will become subject to the vesting schedule provided in this Subsection (g)

Section 14.   WHEN YOUR PLAN BENEFIT WILL BE DISTRIBUTED.

         (a) IN GENERAL. Your Plan Benefit will be computed as soon as possible after your Service terminates.

         (b) DEATH. In the event of your death, your Plan Benefit will be distributed as provided in accordance with this Subsection (b). If your death occurs before distribution of your Plan Benefit has commenced under this Section 14, unless your Beneficiary or other distributee elects further deferral in writing, distribution of your Plan Benefit will begin not later than one (1) year after the end of the Plan Year in which your death occurs. Distribution will be made, as determined by the Committee in its sole discretion, either as a Total Distribution or in substantially equal annual installments over a period of time which will enable the entire Plan Benefit to be distributed within five
(5) years after the date of your death. However, the Committee may establish a uniform nondiscriminatory distribution policy under which distribution begins and/or is completed at an earlier date. Furthermore, once such a policy is established the Committee may change such policy as to any undistributed Plan Benefits, provided that distribution will begin and be completed within the time period described above. These distribution requirements will also be subject to the rules described in Section 14(c)(3) and (4). If your death occurs after distribution of your Plan Benefit has commenced under Subsection (c) below, any portion of your Plan

Benefit remaining in the Trust as of the date of your death shall be distributed at least as rapidly as under the method of distribution in effect as of the date of death.

         (c) RETIREMENT AND OTHER TERMINATIONS. If your Service terminates as a result of your Normal Retirement, Deferred Retirement or Disability Retirement, unless you elect further deferral in writing, distribution of your Plan Benefit will begin not later than one (1) year after the end of the Plan Year in which your Service terminates. If your Service terminates for any other reason, unless you elect further deferral in writing, distribution will begin not later than the end of the sixth Plan Year after the Plan Year in which your Service terminates. Distribution will be made, as determined by the Committee in its sole discretion, either as a Total Distribution or in substantially equal annual installments over a period of time not to exceed five (5) years.
However, the Committee may establish a uniform nondiscriminatory distribution policy under which distribution begins and/or is completed at an earlier date. Any such distribution policy shall be consistent with the distribution rules of
Section 409(o) of the Code and shall apply equally to all Participants who are similarly situated. Furthermore, once such a policy is established, the Committee may change such policy as to any undistributed Plan Benefits, provided that distribution will begin and be completed within the time period described herein. These distribution requirements will be subject to the following additional rules:

              (1) If the value of your Plan Benefit (including any prior distributions from the Plan) exceeds $3,500, it may not be distributed prior to your Normal Retirement Date unless you consent in writing to said distribution. Any such consent must satisfy the requirements of Section 14(g). Your failure to consent to said distribution will be deemed to be an election to defer distribution to your Normal Retirement Date.

              (2) Provided that you so elect in writing, the beginning of the distribution of your Plan Benefit may be deferred up to the date specified in Section 14(e) and/or the period of payment may be extended beyond five (5) years but not longer than the period specified in Section 14(e).

              (3) With respect to shares of Company Stock that were originally acquired in a financed purchase of Company Stock as described in Section 6(b), provided that any part of the indebtedness incurred by the Trust in connection with said purchase is outstanding, distribution of such Company Stock may be deferred until the end of the Plan Year in which such indebtedness is paid in full. However, such distribution may not be deferred under this Paragraph (3) beyond the dates specified in Section 14(e).

              (4)  If the value of your Plan Benefit exceeds $500,000, the five
                   (5) year maximum payment period described above may be increased by one (1) additional year (but not more than five
                   (5) additional years) for each $100,000 or fraction thereof by which such value exceeds $500,000. These $500,000 and $100,000 amounts will be adjusted for increases in the cost of living under Section 415(d) of the Code.

         (d) Notwithstanding anything herein to the contrary, unless you elect otherwise in writing, payment of your Plan Benefit will begin not later than the 60th day following the latest Plan Year in which the latest of the following events occur:

              (1)  You reach your 65th birthday;

              (2) Ten (10) years elapse from the time your participation in the Plan began; or

              (3)  Your Service with the Employer is terminated.

         (e) Notwithstanding anything herein to the contrary, distributions will be made in accordance with Section 401(a)(9) of the Code and the Income
Tax Regulations thereunder, including the incidental benefit requirement of
Section 1.401(a)(9)-2 of the Income Tax Regulations. If a Participant's Plan Benefit is to be distributed in a lump sum, it must be paid no later than the Participant's Required Beginning Date. If the Participant's Plan Benefit is to be distributed in other than a lump sum, distribution must commence on or before the Required Beginning Date and the following distribution rules shall apply:

              (1) The Plan Benefit (as adjusted below) must be distributed over a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's designated beneficiary. The amount to be distributed during each calendar year, beginning with the first distribution calendar year (as adjusted below) shall be determined for each such year for which a minimum distribution is required and said amount shall not be less than the quotient obtained by dividing the Plan Benefit (as adjusted below) by the lesser of (a) the applicable life expectancy or (b) if the Participant's spouse is not the designated beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of the Income Tax Regulations.

              (2) The minimum distribution required for the Participant's first distribution calendar year (as defined below) must be made on or before the Participant's Required Beginning Date. The minimum distribution for each subsequent distribution calendar year, including the minimum distribution for the distribution calendar year in which the Employee's Required Beginning Date occurs, must be made on or before December 31 of that distribution calendar year.

              (3) Life expectancy and joint and last survivor expectancy mean the value calculated by the use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. Once these values are calculated and distribution commenced, recalculation shall not be permitted. Applicable life expectancy means either of the above expectancies calculated using the attained age of the Participant or designated beneficiary as of such individual's birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date that the life expectancy was first calculated.

              (4) Distribution calendar year is each calendar year for which a minimum distribution is required. The first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date.

              (5) Designated beneficiary means the individuals who are designated as Beneficiary under the Plan in accordance with
                   Section 401(a)(9) of the Code and the Income Tax Regulations thereunder.

              (6) For purposes of these minimum distribution requirements and the determination of the minimum distribution for each distribution calendar year, Plan Benefit means the value of the Participant's Account balances as of the last day of the Plan Year which ends in the calendar year immediately preceding the particular distribution calendar year increased by the amount of any contributions or Forfeitures allocated to the Participant's Accounts and decreased by distributions made from said Accounts during such distribution calendar Year. If any portion of the minimum distribution for the first distribution calendar year is made in the second distribution calendar year on or before the Required Beginning Date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the first distribution calendar year.

         (f) If any part of your Plan Benefit is retained in the Trust after the Anniversary Date on which your participation ends, it will continue to be treated as a Company Stock Account or as an Other Investments Account, as the case may be. Your Other Investments Account will be credited (or debited) with its share of any net income (or loss). However, neither Account will be credited with any further Employer Contributions or Forfeitures. At the discretion of the Committee, your Accounts may be segregated from the Accounts of other Participants and invested as directed by the Committee.

         (g) Any required consent by a Participant to receive a distribution prior to his or her Normal Retirement Date shall be in writing and may be given only after the Participant has received a general explanation of his or her options in accordance with Section 1.411(a)-11(c) of the Income Tax Regulations. Said notice shall be given at least 30 days prior to making the distribution unless (i) the Committee clearly informs the Participant of his or her right to at least 30 days to consider his or her decision, (ii) the Participant, after receiving the notice, affirmatively elects the distribution and (iii) the distribution is not one to which Sections 401(a)(11) and 417 of the Code apply.

Section 15.   HOW YOUR PLAN BENEFIT WILL BE DISTRIBUTED.

         (a) Distribution of your Plan Benefit will be made by the Trustee in cash or Company Stock. The Committee will initially determine whether the distribution is to be in cash or Company Stock or some combination thereof.

              (1) If the Committee decides to make distribution only in Qualifying Employer Securities, distribution will be made entirely in whole shares of Qualifying Employer Securities except that the value of any fractional share may be paid in cash. Any balance in your Other Investments Account will be used to acquire for distribution to you the maximum number of whole shares of Qualifying Employer Securities at the then fair market value, and any unexpended balance will be distributed to you in cash.

              (2) If the Committee decides to make distribution in cash or in some combination of cash or other securities and shares that constitute Qualifying Employer Securities, it will notify you prior to making distribution of the value of your Plan Benefit and of its intention to distribute entirely or partially in cash or other securities. At that time, you will have the right to have your Plan Benefit distributed entirely in Qualifying Employer Securities as described above in Paragraph (1). The notice from the Committee will tell you how to exercise this right. If you fail to notify the Committee of your desire to receive Qualifying Employer Securities within twenty (20) days from the date of the Committee's notice to you, distribution will be made in cash or other securities, or in a combination of cash or other securities and shares that constitute Qualifying Employer Securities, as determined by the Committee. Shares in your Company Stock Account will be acquired from you, as determined by the Committee, (i) with funds in the Trust that have not been allocated to Participants' Other Investments Accounts, (ii) with funds in other Participants' Other Investments

                   Accounts, or (iii) by the sale of such shares to the Company or to any other person or entity pursuant to the provisions of Section 6(d).

              (3) If the charter or bylaws of the Company restrict the ownership of substantially all outstanding Qualifying Employer Securities to Employees or a qualified employees' trust, the Committee may decide to make distribution only in cash or other securities, in which case the distributes will not have the right to have any portion of his or her Plan Benefit distributed in Qualifying Employer Securities. In such a case, shares in your Company Stock Account will be acquired from you, as determined by the Committee, (i) with funds in the Trust that have not been allocated to Participants' Other Investments Accounts (ii) with funds in other Participants' Other Investments Accounts, or (iii) by the sale of such shares to the Company or to any other person or entity pursuant to the provisions of Section 6(d).

              (4) If more than one class of shares of Company Stock acquired in a financed purchase has been allocated to a Participant's Company Stock Account and any of said shares is to be distributed hereunder, the distribution shall be made in the shares of each class in the same proportion as such shares are in the Company Stock Account.

              (5) Any shares of Company Stock distributed pursuant to the provisions of paragraphs (1) or (2) above will be subject to the put option provisions of Section 16(b).

         (b) The Trustee will make distribution from the Trust only on instructions from the Committee. Distribution will be made at the times specified in Section 14.

         (c) Distribution will be made to you if living, and if not, to your Beneficiary. If you fail to designate a Beneficiary, or if you have no Beneficiary living at the time of your death, or if your designation of a Beneficiary is not effective for any reason as determined by the Committee, distribution will be made in the following order of priority: (1) to your spouse, (2) to the surviving children of the Participant in equal shares; and (3) to the person or persons who would be the heirs of the Participant under the laws of the state of the Participant's residence at the time of death. The determination in a community property state shall be made in accordance with the law relating to the succession of separate property not acquired from a predeceased spouse. In the event a Beneficiary dies prior to the receipt of the entire death benefit the balance of the death benefit shall be payable to the secondary Beneficiary designated by the Participant or, if none, to the person in the next order of priority hereunder. A Beneficiary may disclaim all or any portion of the benefits under the Plan in favor of the Beneficiary(ies) in the next order of priority.

         (d) You should designate your Beneficiary as soon as you become a Participant and keep your designation current by filing a new written designation with the Committee whenever you want to change your Beneficiary. If you are married, your Beneficiary must be your spouse unless your spouse consents in writing to some other Beneficiary. Your designation of a Beneficiary may be changed or revoked by you at any time. However, your designation may be changed or revoked only with the written consent of your spouse. If the spouse who consented to some other Beneficiary or to a change or revocation of a Beneficiary designation is not your spouse at the time of your death, spousal consent shall not be deemed to have been given unless the new spouse gives consent as provided in this subsection. Such designation and any change or revocation thereof (1) shall be made on forms made available to you by the Committee, (2) if your spouse's consent IS required, such written consent must acknowledge that the spouse has a right to limit consent to a specific beneficiary or specific form of benefit, be witnessed by a representative of the Committee or a notary public, and (3) shall become effective at the time that they are filed with the Committee. If the Committee determines that a person entitled to any distribution is physically unable or mentally incompetent to handle such distribution, it may direct the Trustee to apply such distribution for such person's benefit.

         (e) The Committee shall make a reasonable effort to locate you, your Beneficiary, spouse, next of kin or other heir. If the Committee cannot locate any of the foregoing within three (3) years after such distribution is due, such distribution shall be treated as a Forfeiture and disposed of as provided in
Section 7 as of the Anniversary Date next following the end of the three (3) year period. However, if, after such disposition is made, the person entitled to such distribution makes a claim for it, said forfeited amount shall be reinstated and paid to such person as soon possible after such person establishes his or her right to such distribution. In such event, the Company shall contribute to the Trust any funds necessary in order for the Trust to distribute said reinstated amount.

         (f) Transactions involving shares of Company Stock, including distribution, purchases and sales, shall be made only in compliance with applicable federal and state securities laws. Where necessary in order to comply with such laws or the provisions of the Plan, (i) shares of Company Stock distributable hereunder must be acquired for investment and not with a view to a public distribution thereof, (ii) the distributee shall make a written representation to such effect, and (iii) an appropriate legend shall be placed on any stock certificate delivered to the distributee.

         (g) Notwithstanding any provision of the Plan to the contrary, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. The terms used in this Subsection are defined as follows:

              (i) An "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

              (ii) An "eligible retirement plan" is an individual retirement account described in Section 408 (a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However in the case of an eligible rollover distribution to the surviving spouse of a distributes, an eligible retirement plan is an individual retirement account or individual retirement annuity.

              (iii) A "distributee" includes an Employee or former
                    Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's former spouse who is the alternate payee under a Qualified Domestic Relations Order are distributees with regard to the interest of the spouse or former spouse.

              (iv) A "direct rollover" is a payment by the Plan to the eligible retirement plan specified by the distributee.

Section 16.   RIGHTS AND OPTIONS ON DISTRIBUTED SHARES OF COMPANY STOCK.

         (a) Shares of Company Stock distributed to you may, as determined by the Company or the Committee in a uniform nondiscriminatory manner, be subject to a "right of first refusal." Such a "right" shall provide that prior to any sale, transfer, pledge or other disposition of such shares to a prospective buyer or transferee other than the Trust or an Employer by either you, your Beneficiary, spouse, next of kin or other heir, or by any transferee or successor transferee of any of the foregoing, the shares must first be offered by written offer to the Company and then, if refused by the Company, to the Trust at the selling price. The "right of first refusal" will be subject to the following provisions:

              (1) In the case of a prospective buyer, the selling price and other terms shall be the greater of (i) the fair market value of the Company Stock, as determined under Section 6(c), and (ii) the purchase price and other terms offered by the prospective buyer in a good faith written offer. The selling price in the event of a prospective transferee for less than a fair consideration, as determined by the Committee in a uniform nondiscriminatory manner, shall be the fair market value of such Company Stock, as determined by the Committee as provided in Section 6(c).

              (2) The "right" shall also provide that the Company or the Trust, as the case may be, may purchase all or part of such shares at such selling price, upon written notice given to you within a period of fourteen (14) days after you give written notice to the Committee as described above.
                   However, the Trust may not purchase such shares where the selling price is in excess of said fair market value. Any shares which are not purchased by either the Company or the Trust within the fourteen (14) day period may be sold, transferred, pledged or otherwise disposed of upon the terms and conditions specified in the written offer to the Company and Trust during the thirty (30) day period following the end of the fourteen (14) day period.

              (3) After the shares are sold, transferred, pledged or otherwise disposed of or the expiration of the thirty (30) day period, the shares will again be subject to the "right of first refusal" described above.

         (b) At the time when the shares of Company Stock are distributed, the distributee will have an option to "put" the shares to the Company. The "put" option will provide that the distributee will have the right to require the Company to purchase such shares from the distributee at their fair market value. Instead of the Company purchasing the shares, the Trustee, as directed by the Committee, may offer to purchase the shares from the distributee and agree to pay the purchase price. Regardless of who offers to buy the shares, the "put" option will be exercisable by written notice from the distributee to the Committee. The "put" option will be administered according to the following provisions:

              (1) A distributee will be deemed to be any Participant and his Beneficiaries, a Participant's donees, any person to whom the Company Stock passes by reason of a Participant's death and any trustee of an individual retirement account (IRA) or other qualified retirement trust.

              (2) The "put" option period shall be for sixty (60) days after such shares are distributed. However, the sixty (60) day period will be extended to the extent of any time during which the Company is prohibited by state or federal law from honoring the "put" option. If the distributee does not exercise the "put" option within the sixty (60) day period, the option will temporarily lapse. After the end of the Plan Year in which the option lapses, the fair market value of Company Stock will be determined as provided in Section 6
                   (c). After the fair market value has been determined, all distributees who did not exercise the "put" option during the sixty (60) day option period will be notified of the new fair market value. Each of these distributees will have an additional "put" option for sixty (60) days beginning as of the date that such notice is delivered or mailed to the distributee. During this sixty (60) day period, the distributee will have the right to require the Company to purchase the shares at the new fair market value.

              (3) Fair market value will be determined by the Committee, as described in Section 6 (c), as


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Stock which was originally acquired by the Trust as a financed purchase of
Company Stock, as described in Section 6(b) which comes within the definition of a loan as described in Section 4975(d) (3) of the Code and the regulations thereunder, shall not be subject to any put, call or other option, or buy-sell or similar arrangement. This requirement applies to such Company Stock while held by and after it is distributed from the Trust. In addition, this requirement is non-terminable and will continue to apply to such Company Stock even after the financing is paid and even if the Plan ceases to be an employee stock ownership plan as described in Section 4975(e)(7) of the Code.

Section 17.   INTERMEDIATE AND PARTIAL DISTRIBUTION.

         (a) Except as otherwise provided in this Section 17, you are not entitled to any payment, withdrawal or distribution under the Plan during your participation; nor may your interest in the Plan as a Participant, or after your participation has ended, or that of your Beneficiary, be assigned or alienated, whether voluntarily or involuntarily, or by operation of law.

         (b) Any cash dividends on Company Stock held of record by the Trust and allocated to your Company Stock Account may, as determined in the sole discretion of the Committee be distributed in cash to you at any time after receipt thereof by the Trust but not later than 90 days after the end of the Plan Year during which said cash dividends were received by the Trust.


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

         (c) To mitigate any financial hardship to you after your Service has ended and before your Plan Benefit is distributable, the Committee may direct the Trustee to advance to you or to your Beneficiary a partial distribution not to exceed one-half of your Plan Benefit as then estimated by the Committee. If any such partial distribution is made, it will be made in Company Stock or cash, as described in Section 15, and your Plan Benefit when computed will be reduced by the amount of any such advance.

         (d) If the Committee receives a Domestic Relations order with respect to the Plan Benefit of a Participant, the Committee shall determine whether it is a Qualified Domestic Relations Order as defined in Section 414(p) of the Code. If it satisfies said definition, the Committee shall instruct the Trustee as to payment and shall take any other appropriate action necessary to comply with said Order. Notwithstanding anything contained in this Plan to the contrary, a Qualified Domestic Relations Order can specifically state that benefits shall be paid at a time when such benefits are not payable to a Participant because the Participant has not retired or separated from Service. In the case of any payment before the Participant has separated from Service, a Domestic Relations Order will not be treated as failing the requirement for a Qualified Domestic Relations Order merely because the payments must begin on or after the date on which the Participant reaches the earliest retirement age under the Plan.


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

Section 18.   ADMINISTRATION.

         (a)  The Plan will be administered by a Committee composed of three
(3) individuals appointed by the Board of Directors of the Company (or such other number as may be determined from time to time by the Board of Directors of the Company) to serve at its pleasure and without compensation. The Committee may employ investment advisors, accountants, legal counsel, consultants and any other person or organizations to assist it in the performance of its duties under the Plan. All reasonable expenses thereof shall be paid as provided in
Section 8.

         (b) Committee action shall be by vote of a majority of its members at a meeting or in writing without a meeting. Minutes of each meeting shall be kept. The Committee may establish such rules as may be necessary or desirable for its own operations.

         (c) The Committee shall administer the Plan in a uniform nondiscriminatory manner for the exclusive benefit of the Participants and their Beneficiaries. The Committee shall establish and maintain Accounts and records to record the interest of each Participant, Inactive Participant and their respective Beneficiaries in the Plan. The Committee shall administer the Plan in accordance with its terms and shall have the power and discretion to construe the terms of the Plan and determine all questions arising in connection with the administration, interpretation and application of the Plan. The Committee shall make such rules, regulations, interpretations, discussions and computations as may be necessary. Its decision on all individual


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matters will be final.  It shall be a "named fiduciary" within the meaning of
Section 402 of ERISA; however, the Company is the "plan administrator" within the meaning of Section 414 (g) of the Code and Section 3(16) of ERISA.

         (d) In the event that a Participant or Beneficiary makes an application for payment of benefits under the Plan, such application shall be acted upon by the Committee within sixty (60) days after its receipt. In the event that any application is denied, in whole or in part, the Committee shall notify the applicant in writing of such denial and of his right to review by the Committee. Such written notice shall contain the specific reasons for the denial, specific references to pertinent Plan provisions, a description of any additional material or information necessary to perfect the claim, an explanation of why such material or information is needed and an explanation of the Plan's review procedure. The written notice shall be written in a manner reasonably calculated to be understood by the applicant. The applicant shall have sixty (60) days after receipt of such written notice in which to request a review. The decision by the Committee upon review must be issued within sixty
(60) days after receipt of the request for review.

         (e) The Committee shall have all powers which are reasonably necessary to carry out its responsibilities under the Plan. It may act as provided herein and shall give instructions to the Trustee on all matters within its discretion as provided in the Plan and Trust Agreement.


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

         (f) The Company shall indemnify each member of the Committee and any other fiduciary of the Plan duly appointed by the Board of Directors of the Company against any personal liability or expense except for his own gross negligence or wilful misconduct. The Company shall obtain and maintain in effect fiduciary liability insurance covering each member of the Committee in amounts as determined by the Committee sufficient to cover any liability or costs which could arise from their serving as members of the Committee.

Section 19.   GUARANTEES.

         All Plan Benefits will be paid only from the Trust assets, and neither the Company nor any Employer nor the Committee nor the Trustee shall have any duty or liability to furnish the Trust with any funds, securities or other assets except as expressly provided in the Plan. Nothing herein shall be construed to obligate any Employer, Affiliated Company or Subsidiary Corporation to continue to employ any Employee.

Section 20.   FUTURE OF THE PLAN.

         (a) The Company reserves the right to terminate the Plan and Trust in the event of failure of the Internal Revenue Service, after application initially, to determine that the Plan and the Trust meet the requirements of
Section 401(a) of the Code. In that event, provided that the rejected application for a determination letter was made during the time prescribed by law for


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

filing the Company's U.S. income tax return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe, all contributions, together with any income received or accrued thereon, less any benefits or expenses paid, shall, upon written direction of the Company, be returned to the Company, notwithstanding the provision of the Trust Agreement, and the Trust shall then terminate.

         (b) The Company specifically reserves the right to amend the Plan and Trust Agreement retroactively to their effective dates in order initially to meet the requirements of Section 401 (a) of the Code.

         (c) As future conditions cannot be foreseen, the Company reserves the right to amend or terminate this Plan at any time. Any amendment or termination of this Plan shall be accomplished by written resolution of the Board of Directors of the Company. Neither amendment nor termination shall retroactively reduce the rights of Participants nor permit any part of the Trust assets to be diverted or used for any purpose other than for the exclusive benefit of the Participants and their Beneficiaries.

         (d) In the event that the Plan is merged or consolidated with, or the assets or liabilities of the Plan are transferred to, any other plan, your Plan Benefit immediately after the merger, consolidation or transfer will (if the Plan is then terminated) be equal to or greater than the Plan Benefit which you would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan was then terminated).


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

         (e) If the Plan is completely terminated, or partially terminated as it affects you, your participation will end on the Anniversary Date coinciding with or next following such termination. In the event of a complete termination of the Plan, or a partial termination of the Plan which affects you, or in the event of a complete discontinuance of Employer Contributions to the Plan, your entire interest in the Plan will become nonforfeitable. In the event of a termination of the Plan or a conversion of the Plan into a type of qualified employee benefit plan which is not designed to be invested in Company Stock, provided that the Committee determines that a sale of Company Stock is for the primary benefit of the Participants and their Beneficiaries, the Committee may direct the Trustee to sell shares of Company Stock under the provisions of
Section 6(d). After termination of the Plan, the Committee and the Trust will continue until the Plan Benefit of each Participant has been distributed. Plan Benefits will be distributed promptly after they are computed or distribution will be deferred as provided in Section 14, as the Committee may direct.

Section 21.  OTHER PROVISIONS.

         (a) The provisions of this Plan shall be construed, administered and enforced according to the laws of the United States and the State of Oregon. All contributions to the Trust shall be deemed to take place in the State of Oregon.


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

         (b) It is intended that this Plan be a qualified stock bonus plan under Section 401(a) of the Code and an employee stock ownership plan as defined in Section 4975(e)(7) of the Code. Any interpretation or construction hereto shall be made so as to effectuate such intent.

Section 22.   EXECUTION.

         To record the adoption of this Plan, the Company has caused its appropriate officers to affix its corporate name and seal hereto this 29 day of June, 1995.


                                  CLAREMONT TECHNOLOGY GROUP, INC.



                                  By Paul G. Mardesich
                                    ------------------------------
                                       Vice President
[SEAL]

                                  By   William. C. Campbell
                                    ------------------------------
                                       Secretary


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